Subject: 2024 AFL-CIO Key Votes Survey

Dear Proxy Voter:

An updated list of 2024 AFL-CIO Key Votes is now available for the 2024 proxy season at https://invest.aflcio.org. The AFL-CIO Key Votes Survey is designed to help pension plan trustees fulfill their fiduciary duty to monitor the proxy voting of investment managers.

Please note that a stockholder proposal at Warrior Met Coal, Inc. (NYSE:HCC) on freedom of association (Item #9) has been added to the list of 2024 AFL-CIO Key Votes. Proxy voting advisors Institutional Shareholder Services and Glass Lewis are recommending a vote in favor of this proposal. For more information about the freedom of association stockholder proposal at Warrior Met Coal, please see the AFL-CIO’s and UMWA’s proxy statement at:

https://www.sec.gov/Archives/edgar/data/1691303/000121465924005025/o322245defn14a.htm

The 2024 AFL-CIO Key Votes list is preliminary as of April 15, 2024 and will be updated on the AFL-CIO’s website at https://invest.aflcio.org during the proxy season. For more information, please contact the AFL-CIO at invest@aflcio.org.

Shareholder Proposals: “FOR” votes are consistent

with the AFL-CIO Proxy Voting Guidelines

Company	Ticker	Proposal Subject	Item	Date
Amazon	AMZN	Freedom of Association	12	5/22/2024
Apple	AAPL	Artificial Intelligence	7	2/28/2024
Charter Communications	CHTR	Lobbying Disclosure	5	4/23/2024
Chevron	CVX	Tax Transparency	7	5/29/2024
Chipotle	CMG	Health and Safety	6	6/6/2024
Delta Air Lines	DAL	Freedom of Association	TBA	TBA
Eli Lilly	LLY	Lobbying Disclosure	6	5/6/2024
ExxonMobil	XOM	Climate Change Just Transition	7	5/29/2024
GEO Group	GEO	Racial Equity Audit	6	5/3/2024
Intl. Flavors & Fragrances	IFF	Freedom of Association	5	5/1/2024
Kroger	KR	Living Wage	TBA	TBA
Mastercard	MA	Lobbying Disclosure	TBA	TBA
Maximus	MMS	Freedom of Association	4	3/12/2024
Netflix	NFLX	Artificial Intelligence	TBA	TBA
Sempra	SRE	Health and Safety	5	5/9/2024
SkyWest Airlines	SKYW	Freedom of Association	5	5/7/2024
Target	TGT	Living Wage	TBA	TBA
Tesla	TSLA	Freedom of Association	TBA	TBA
Union Pacific	UNP	Safety and Staffing Levels	5	5/9/2024
Walmart	WMT	Racial Equity Audit	TBA	TBA
Warner Brothers Discovery	WBD	Artificial Intelligence	TBA	TBA
Warrior Met Coal	HCC	Freedom of Association	9	4/25/2024
Wells Fargo & Company	WFC	Freedom of Association	7	4/30/2024
Wendy’s	WEN	Independent Board Chair	5	5/21/2024

Please note that this preliminary list of 2024 AFL-CIO Key Votes will be updated during the proxy season.

For the most current list, please visit invest.aflcio.org where you can also sign up for Proxy Vote Email Alerts.

AFL-CIO Capital Strategies	Preliminary as of April 15, 2024
invest.aflcio.org	invest@aflcio.org